UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2018

Pandora Media, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35198	94-3352630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Webster Street, Suite 1650 Oakland, CA		94612
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 510-451-4100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement

1.75% Convertible Senior Notes due 2023

On or about June 1, 2018, Pandora Media, Inc. (the “Company”) and certain holders of the Company’s 1.75% senior convertible notes due 2020 (the “2020 Notes”), completed the exchange, in a private placement exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of approximately $192.9 million principal amount of the 2020 Notes for an equal principal amount of a new series of 1.75% senior convertible notes due 2023 (the “2023 Notes”).

Indenture

The Company issued the 2023 Notes under an indenture dated as of June 1, 2018 (the “Indenture”), between the Company and Citibank, N.A., as trustee (the “Trustee”). The Indenture (which includes the Form of 1.75% Convertible Senior Notes due 2023 filed as Exhibit 4.2 hereto) is filed as Exhibit 4.1 hereto and is incorporated herein by reference. The following description of the 2023 Notes and the Indenture is a summary and is not meant to be a complete description of the 2023 Notes and the Indenture. This description is qualified in its entirety by reference to the detailed provisions of the Indenture.

The 2023 Notes bear interest at a rate of 1.75% per annum from and including June 1, 2018, payable semiannually in arrears on June 1 and December 1 of each year, beginning on December 1, 2018. The 2023 Notes will mature on December 1, 2023, unless earlier repurchased or redeemed by the Company or converted in accordance with their terms prior to such date.

The 2023 Notes are convertible at the option of the holders at any time prior to the close of business on the business day immediately preceding July 1, 2023 only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on September 30, 2018 (and only during such calendar quarter), if the last reported sale price of the Company’s common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of 2023 Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Company’s common stock and the conversion rate on each such trading day; (3) if the Company calls any or all of the 2023 Notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date or (4) upon the occurrence of specified corporate events. On or after July 1, 2023 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their 2023 Notes at any time, regardless of the foregoing circumstances. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of the Company’s common stock, par value $0.0001 per share, or a combination of cash and shares of the Company’s common stock, at the Company’s election, in amounts determined in the manner set forth in the Indenture.

The conversion rate for the 2023 Notes initially will be 104.4768 shares of common stock per $1,000 principal amount of the 2023 Notes, which is equivalent to an initial conversion price of approximately $9.57 per share of the Company’s common stock. The initial conversion price of the 2023 Notes represents a premium of approximately 30% to the $7.40 per share last reported sale price of the Company’s common stock on May 23, 2018.

Upon a fundamental change (as defined in the Indenture), subject to certain conditions, holders may require the Company to repurchase all of their 2023 Notes at a fundamental change repurchase price in cash equal to 100% of the principal amount of the 2023 Notes to be repurchased, plus any accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.

The Company may not redeem the 2023 Notes prior to December 5, 2021. The Company may redeem for cash all or any portion of the 2023 Notes, at its option, on or after December 5, 2021 if the last reported sale price of the Company’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, any of the five trading days immediately preceding the date on which the Company provides notice of redemption. Any optional redemption of the 2023 Notes will be at a redemption price equal to 100% of the principal amount of the 2023 Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

Upon the occurrence of a “make-whole fundamental change” (as defined in the Indenture) or if the Company calls all or any portion of the 2023 Notes for redemption prior to July 1, 2023, the Company will, in certain circumstances, increase the conversion rate by a number of additional shares for a holder that elects to convert its 2023 Notes in connection with such make-whole fundamental change or during the related redemption period.

The Indenture contains customary terms and covenants, including that upon certain events of default, including cross acceleration to certain other indebtedness of the Company and its subsidiaries, occurring and continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the 2023 Notes then outstanding may declare the unpaid principal of the 2023 Notes and accrued and unpaid interest, if any, thereon immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization relating to the Company, the principal amount of the 2023 Notes together with accrued and unpaid interest, if any, thereon will automatically become and be immediately due and payable.

The 2023 Notes were issued in a private placement exempt from registration under Section 4(a)(2) of the Securities Act. The 2023 Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information with respect to the 2023 Notes and Indenture set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information with respect to the 2023 Notes and the Indenture set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of June 1, 2018, between the Company and Citibank, N.A., as Trustee.

4.2	Form of 1.75% Convertible Senior Note due 2023 (included in Exhibit 4.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pandora Media, Inc.

	By:	/s/ Stephen Bené
Stephen Bené
General Counsel and Corporate Secretary

Date: June 5, 2018